EXHIBIT 10.1

                              AMENDMENT NUMBER 1
                                      TO
                         SECURITIES PURCHASE AGREEMENT
                         =============================

      THIS IS AMENDMENT NUMBER 1 (the "Amendment") being executed and delivered by and between Dial-Thru International Corporation, a Delaware corporation ("Dial-Thru"), and Global Capital Funding Group, L.P., a Delaware limited partnership ("GCFG"), and dated as of June 1, 2005 in order to amend that certain Securities Purchase Agreement by and between Dial-Thru and the GCFG dated as of November 8, 2002 (the "Securities Purchase Agreement").

                                   RECITALS

      A. The parties to this Amendment wish to (i) amend certain terms of that certain secured promissory note dated as of November 8, 2002 in the principal amount of $1,250,000 issued pursuant to the Securities Purchase Agreement (the "Primary Note"), (ii) restructure the obligations underlying the Primary Note, including the Maturity Date and the interest rate due thereunder, and (iii) waive any and all Events of Default arising prior to the date hereof under the Securities Purchase Agreement, all as further set forth below.

      B. In consideration of the accommodations, amendments and waivers set forth in this Amendment, Dial Thru will issue to GCFG presently exercisable warrants to purchase 625,000 shares of Dial Thru's Common Stock (the "Warrants"), on the terms and conditions set forth below.

                                  AGREEMENT

       NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.  Amendment of the Primary Note; Waiver of Events of Default.
 The Primary Note, which shall be substantially in the form of Exhibit A hereto, shall be amended and restated as follows: (a) the Maturity
 Date shall be changed to February 29, 2008, (b) the interest rate due on such obligation shall be adjusted to ten and eight one hundredths percent (10.08%), (c) the right of conversion shall be effective immediately, (d) all accrued but unpaid interest, including past due interest, due under the Primary Note on the Effective Date (as defined below), or approximately $400,000, shall become the subject of a new note (the "Secondary Note"). The Secondary Note shall be substantially in the form of Exhibit B hereto and shall (w) not bear interest, (x) have a maturity date of March 30, 2007 (y) have a right of conversion effective immediately and (z) be subject to regular quarterly payments of $50,000, with the remaining outstanding principal balance under the Secondary Note (the issuance of the Secondary Note shall include all accrued but unpaid interest and all fees relating to) to be due on the maturity date thereof.

      2.  Fee.   In further consideration of this Amendment and the waivers set forth below, Dial Thru shall issue 100,000 shares (the "Shares") of the company's Common Stock to GCFG.

      3. Waiver of Events of Default. On issuance of the Primary Note, the Secondary Note, and the Shares any and all prior Events of Default set forth in Article 12 of the Securities Purchase Agreement, including without limitation, in Section 12.1(a) and (b), shall be deemed waived without further recourse by GCFG.

      4. Right of First Refusal. The parties acknowledge that, as further set forth in Section 8.6 of the Securities Purchase Agreement, GCFG has a right of first refusal with respect to any Discounted Equity Offering that Dial Thru seeks to complete (a "New Offering"). In that regard, Dial Thru will abide by the terms of Section 8.6 with respect to any New Offering and will otherwise present the terms and conditions thereof to GCFG as required by Section 8.6. If GCFG elects not to exercise its right of first refusal with respect to any New Offering, then, in connection with Dial Thru's completion of such offering, GCFG agrees to consider in good faith the terms and conditions of any subordination and intercreditor agreement which may be requested by any investor/lender in such New Offering.

      5. Issuance of Warrant; Additional Waivers. In connection with the issuance of the Primary Note, the Shares and the Secondary Note and as consideration for the waivers and accommodations agreed to by GCFG in this Amendment, Dial Thru shall issue the Warrants to GCFG, which shall be substantially in the form of Exhibit C hereto. On receipt of the Primary Note, the Secondary Note and the Warrants, GCFG shall waive any and all
 (a) breaches, violations and Events of Default by Dial Thru arising prior to the date hereof under or pursuant to the Securities Purchase Agreement, including without limitation, any Registration Default (including any violation of Section 3.4(a) in respect thereof) and any Event of Default set forth in Sections 12.1(d), (e), (i) and (l) and (b) all damages, costs, fees and expenses arising directly or indirectly from such breaches, violations and defaults, including without limitation, any and all accrued amounts arising from or pursuant to default interest rates and liquidated damages that otherwise may be due and owing by Dial Thru under the Securities Purchase Agreement. In the interest of clarity, the parties to this Amendment agree that all existing breaches, violations and Events of Default under or pursuant to the Securities Purchase Agreement for any action or failure to act by Dial Thru that remain uncured on the Effective Date are, and will continue to be, waived by GCFG on and after such date. In that regard, Dial Thru shall remain subject to the terms and conditions of the Securities Purchase Agreement following the Effective Date and shall otherwise be liable for any and all breaches or violations of the terms thereof after the Effective Date; provided further that, in the interest of clarity, GCFG has not declared any Event of Default under any of the Transaction Documents as of the Effective Date.

      6. Waiver of Rights under Section 3.4(b). In further consideration of the Shares and the Warrant, GCFG waives its rights to the mandatory prepayments required pursuant to Section 3.4(b) of the Securities Purchase Agreement upon the consummation of one or more Financings, as that term is defined in the Securities Purchase Agreement, up to the first Five Million Dollars ($5,000,000) in Financings following the Effective Date.

      7. Registration Agreement. In connection with this Amendment, if Dial Thru files a registration statement on form SB-1 in connection with any new financing agreement at any time prior to the maturity date of the Primary Note, then Dial Thru shall include in the registration statement a sufficient number of shares to allow for the full conversion of the Primary Note plus any accrued but unpaid interest thereon, the Shares and the full exercise of all Warrants held by GCFG including the Warrants issued concurrently herewith. Dial Thru shall use its best efforts to include GCFG as a party to the registration rights agreement prepared in connection with such New Offering.

      8. No Other Effect on the Securities Purchase Agreement. Except as amended by this Amendment, the Securities Purchase Agreement remains in full force and effect.

      9. Effective Date. This Amendment shall be effective as of June 1, 2005 (the "Effective Date").

      10.  Miscellaneous.

           (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement

           (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

           (c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.


                              Signatures on following page

      IN WITNESS WHEREOF, this Amendment has been executed and delivered by Dial-Thru and GCFG as of the date first set forth above.

 Dial-Thru:                    Dial-Thru International Corporation


                               By:   ___________________________________
                               Name: ___________________________________
                               Title:___________________________________


 GCFG:                         GLOBAL CAPITAL FUNDING GROUP, L.P.
                               By Global Capital Management Services, Inc.
                               Its General Partner


                               By:   ___________________________________
                               Name: ___________________________________
                               Title:___________________________________


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